Exhibit 10.2
FIFTEENTH AMENDMENT
UAL CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN
(Effective as of July 12, 1994)

WHEREAS, UAL Corporation (the "Company") maintains the UAL Corporation Employee Stock Ownership Plan (effective as of July 12, 1994) (the "Plan"); and

WHEREAS, the Company has, pursuant to Section 13.2 of the Plan, the authority to terminate the Plan subject to the approval of the Air Line Pilots Association, International ( "ALPA") and the International Association of Machinists and Aerospace Workers (the "IAM"); and

WHEREAS, the Company has, pursuant to Section 13.1(a) of the Plan, the authority to amend the Plan subject to the approval of ALPA and the IAM; and

WHEREAS, the Trustee of the Trust established in connection with the Plan is subject to a bankruptcy court injunction restricting sales of stock of the Company (the "Company Stock") held in accounts maintained for participants under the Plan (the "Participants"); and

WHEREAS, the Company has determined that distribution of Company Stock pursuant to a termination of the Plan will not affect the Company's ability to retain its claim to net operating losses, subject to the issuance of an amendment to Internal Revenue Service regulations under section 382 of the Internal Revenue Code, which issuance is expected shortly; and

WHEREAS, the Company deems it desirable to terminate the Plan and provide for distributions in connection with the termination.

NOW, THEREFORE, this Fifteenth Amendment is hereby adopted effective May 28, 2003, subject to the approval of ALPA and the IAM, as follows:

1.        A new paragraph is hereby added to the Preamble of the Plan at the end of the first section, entitled "Nature of Plan," to read in its entirety as follows:

"Effective immediately following the adoption by the Company and the approval by ALPA and the IAM of the Fifteenth Amendment to the Plan, the Plan is terminated. No further contributions shall be made under the Plan for any Plan Year beginning on or after January 1, 2003. The Company has made all contributions required under the Plan for any Plan Year beginning on or before December 31, 2002. The plan administrator will direct that all cash and Company Stock held in Plan Accounts will be distributed as set forth in Section 7.3(c) pursuant to the termination of the Plan. The Company will make a reasonable attempt to provide a mechanism to facilitate open-market sales of Company Stock by Participants, Beneficiaries and Alternate Payees following distribution, provided, however, that the Company shall not be obligated to pay any portion of the cost of such mechanism." 2.        Section 7.3 is amended by adding new subsection (c): "(c)        Manner and Form of Termination Distributions. Distributions following the termination of the Plan shall be in the manner and form described in this subsection (c), and the manner and form of distribution set forth in Sections 7.3(a) and 7.3(b) shall no longer apply. Distributions following the termination of the Plan shall be made as soon as administratively feasible after issuance of the expected amendment to regulations under section 382 of the Code, and, to the extent applicable, receipt of the election of the Participant, Beneficiary or Alternate Payee.           (i)        Cash Accounts. All ESOP Cash Accounts of all Participants, Beneficiaries or Alternate Payees (regardless of a prior election of installment payments and regardless of whether a Participant's employment with the Company and its Affiliates has terminated) shall be distributed or transferred in a cash lump sum as set forth in this subsection (i).                   (A)        If a Participant has an account in a tax-qualified defined contribution plan (other than this Plan) sponsored by the Company or an Affiliate or is actively employed by the Company or an Affiliate, then the Participant may elect that his or her ESOP Cash Account be: (x) transferred to such other plan in a direct rollover, (y) transferred to another employer's eligible tax-qualified retirement plan or IRA as a direct rollover to the extent specified in Section 7.5, or (z) distributed to the Participant. If such a Participant makes no election, his or her ESOP Cash Account shall be transferred to the appropriate tax-qualified defined contribution plan sponsored by the Company or an Affiliate.                   (B)        A Participant not described in subsection (A) above and any Beneficiary or Alternate Payee may elect that his or her ESOP Cash Account be: (x) transferred to a tax-qualified retirement plan (other than a plan sponsored by the Company or an Affiliate) or an IRA as a direct rollover to the extent specified in Section 7.5 and as permitted under the Code, or (y) distributed to the Participant, Beneficiary or Alternate Payee. If such a Participant, Beneficiary or Alternate Payee makes no election, his or her ESOP Cash Account shall be distributed to him or her.                   (C)        Any additional amounts credited to an ESOP Cash Account following the initial distribution to the Participant, Beneficiary or Alternate Payee as specified in subsection (A) or (B) above shall be distributed or transferred in the same manner as the initial distribution (and no election regarding any such subsequent distributions shall be permitted).           (ii)        Stock Accounts. All ESOP Stock Accounts of all Participants, Beneficiaries and Alternate Payees (regardless of a prior election of installment payments and regardless of whether a Participant's employment with the Company and its Affiliates has terminated) shall be distributed or transferred in an in-kind lump sum as set forth in this subsection (ii).                   (A)         A Participant, Beneficiary or Alternate Payee may elect that his or her ESOP Stock Account be: (x) transferred to a tax-qualified retirement plan (other than a plan sponsored by the Company or an Affiliate) or an IRA as a direct rollover to the extent specified in Section 7.5 and as permitted under the Code, or (y) distributed to the Participant, Beneficiary or Alternate Payee.                   (B)         If a Participant, Beneficiary or Alternate Payee makes no election as permitted in subsection (A) above, the Company Stock in his or her ESOP Stock Account will remain in his or her ESOP Stock Account.                   (C)         Whether or not a Participant, Beneficiary or Alternate Payee makes an election, at such time as the Company Stock held in the ESOP Stock Account ceases to have any value and is determined to be worthless, no further distributions shall be made from the ESOP Stock Accounts, and the Plan and its Trust shall be considered terminated for all purposes.                   (D)        Distributions under this subsection (ii) shall only be made in the form of Common Stock received in the conversion of the Preferred Stock held in the Participant's, Beneficiary's or Alternate Payee's ESOP Stock Account, except that fractional shares shall be paid in cash."         3.        Section 13.4 is hereby amended and restated, effective immediately upon adoption and approval of this Fifteenth Amendment, to read in its entirety as follows:         "13.4       Distribution on Termination. Upon termination of the Plan, regardless of whether a Participant remains an Employee, the plan administrator shall direct that all Accounts shall be distributed to the Participant, Beneficiary or Alternate Payee as set forth in Section 7.3(c). Upon termination of the Plan, the plan administrator will apply all appropriate accounting provisions of the Plan until the benefits of all affected persons have been distributed to them (or determined to be worthless). The plan administrator will notify all affected Participants, Beneficiaries and Alternate Payees of an amendment, termination or partial termination of the Plan, as required by law." 4.        The following is hereby added to the end of Section 11.1: "Following the termination of the Plan, the plan administrator, and not the ESOP Committee, shall administer the wind up of the affairs of the Plan, and the plan administrator, and not the ESOP Committee, shall be the fiduciary with respect to such wind up. Following the termination of the Plan, the plan administrator, and not the ESOP Committee, shall have the powers, rights and duties formerly allocated to the ESOP Committee, and shall be the 'named fiduciary,' as described above, with respect to its authority under the Plan, except that the ESOP Committee shall continue to have the power, right and duty to determine appeals pursuant to Section 11.2(b)(i), (ii) and (iii)." 5.        The following is hereby added to the end of Section 11.6: "Termination of this Plan shall not alter or impair the obligations of the Company under this Section 11.6." 6.        The following is hereby added to the end of Section 11.7: "Termination of this Plan shall not alter or impair the obligations of the Company under this Section 11.7; the Company's obligation of indemnification under this Section 11.7 shall survive the Plan through final resolution of any claim asserted or proceeding brought against the ESOP Committee or any other person indemnified under this Section 11.7." IN WITNESS WHEREOF, the Company has caused this Fifteenth Amendment to be executed on May 28, 2003

UAL CORPORATION

/s/ Frederic F. Brace

        This approval by the Air Line Pilots Association, International and the International Association of Machinists and Aerospace Workers constitutes both approval of the Fifteenth Amendment and approval of the termination of the Plan.

APPROVED BY:
AIR LINE PILOTS ASSOCIATION,
INTERNATIONAL

/s/ Duane E. Woerth

/s/ Paul R. Whiteford, Jr.

INTERNATIONAL ASSOCIATION
OF MACHINISTS AND
AEROSPACE WORKERS

/s/ Scotty Ford

/s/ S. R. Canale